UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 10, 2005
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS.

     On March 16, 2005, Akamai Technologies, Inc., a Delaware corporation (“Akamai”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Akamai, Aquarius Acquisition Corp. a Delaware corporation and a wholly-owned subsidiary of Akamai (the “Merger Sub”), and Speedera Networks, Inc., a Delaware corporation (“Speedera”). A copy of the Merger Agreement, together with the exhibits thereto, is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein. A copy of the press release announcing completion of the acquisition is filed with this Current Report on Form 8-K as Exhibit 99.2.

     The acquisition contemplated by the Merger Agreement closed on June 10, 2005. Upon closing, Speedera, a provider of distributed application hosting and content delivery services, became a wholly-owned subsidiary of Akamai. Shares of Speedera capital stock issued and outstanding immediately prior to the closing were canceled and converted into the right to receive shares of Akamai common stock. Each outstanding option to purchase shares of Speedera capital stock was assumed by Akamai and converted into an option to purchase shares of Akamai common stock.

     Under the terms of the Merger Agreement, Akamai issued approximately 10.6 million shares of its common stock to the holders of Speedera capital stock and assumed Speedera’s outstanding options, which became options to purchase approximately 1.7 million shares of Akamai common stock. Approximately 1.6 million shares of the 10.6 million shares issued at closing were placed in escrow to secure the indemnification obligations of Speedera’s shareholders; additionally, fifteen percent of nearly all shares issued upon exercise of any Speedera options assumed in the acquisition will be added to the escrow. The terms of the transaction are more fully described in the Merger Agreement filed as Exhibit 99.1 to Akamai’s Current Report on Form 8-K filed on March 18, 2005.

     The terms of the Merger Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Merger Agreement, none of Akamai, any of its affiliates, any director or officer of Akamai or any associate of any such director or officer, had any material relationship with Speedera.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired

The financial statements required to be filed pursuant to Item 7(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

99.1	Agreement and Plan of Merger by and among Akamai Technologies, Inc., Aquarius Acquisition Corp., Speedera Networks, Inc. and the representatives of the equity holders of Speedera Networks, Inc. named therein, dated March 16, 2005.

99.2	Press Release dated June 13, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2005	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Robert Cobuzzi
Robert Cobuzzi, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger by and among Akamai Technologies, Inc., Aquarius Acquisition Corp., Speedera Networks, Inc. and the representatives of the equity holders of Speedera Networks, Inc. named therein, dated March 16, 2005

99.2	Press Release dated June 13, 2005